EMPLOYMENT TERMINATION AND CONSULTING AGREEMENT

          This EMPLOYMENT TERMINATION AND CONSULTING AGREEMENT (the "Agreement") is dated as of August 15, 2001 between Safety-Kleen Corp., a Delaware corporation (including its successors and assigns, the "Company"), and Grover C. Wrenn, a Florida resident (the "Executive").

          WHEREAS, the Executive currently serves as the Chief Operating Officer and President and member of the Board of Directors (the "Board") of the Company pursuant to an Employment Agreement dated as of August 23, 2000 (the "Employment Agreement"), and the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an Order on August 11, 2000 authorizing the Company to enter into said Employment Agreement;

          WHEREAS, the Company and Executive desire to enter into this Agreement to confirm the Executive's and Company's rights and obligations in connection with the Executive's termination of his employment with the Company and its subsidiaries and affiliates under the Employment Agreement, except for certain continuing provisions and future obligations;

          NOW, THEREFORE, in consideration of the mutual covenants set forth below, the Executive and the Company agree as follows:

          1.     Effective  Date and Termination of Employment.  Notwithstanding
                 ---------------------------------------------
anything herein to the contrary, the "Effective Date" of this Agreement shall be the date this Agreement has been fully executed by both parties and has been approved by the Bankruptcy Court, and this Agreement shall not be binding on the parties hereto until the Effective Date. As of the Effective Date, Executive resigns as President and as Chief Operating Officer of the Company, and from all employment positions with the Company and its subsidiaries; provided, however, that Executive is not resigning as a member of the Board and as a Vice-Chairman of the Board.

          2.     Continued  Services.  As  of  the  Effective Date, Executive is
                 -------------------
hereby designated, and shall be elected, as a Vice-Chairman of the Board of the Company and, in such capacity, Executive shall report directly to the Chief Executive Officer/Chairman of the Board (the "CEO/Chairman") of the Company. Subject to the payment of the "Per Diem Fee" (as hereinafter defined), Executive shall, in his capacity as a Vice-Chairman, render such services as may be reasonably requested by the CEO/Chairman, and at times and locations that are mutually agreeable to the Company and Executive, in connection with the sale of the waste management business of the Company, any environmental matters pertaining to the Company or any of its subsidiaries, any criminal proceedings against the Company and any and all other claims or litigation against the Company, or its directors or officers. In connection with services requested by the CEO/Chairman, Executive shall be paid a consulting fee of up to $2,500 per day, or portion thereof, (the "Per Diem Fee") as determined by the CEO/Chairman, provided that such Per Diem Fee continues to be satisfactory to the CEO/Chairman and Executive. Executive shall also be reimbursed for all reasonable business expenses, in each case subject to such documentation as the Company may reasonably request. Under this Agreement, Executive shall not be reimbursed for any reimbursable business expense in excess of a reasonable threshold selected by the CEO/Chairman, but in any event not less than $500 per such expense, without prior authorization of the CEO/Chairman. In rendering such services, Executive shall be an independent contractor consultant to the Company and not an employee of the Company. Executive is free to pursue such full-time, part-time or other employment or consulting opportunities as he shall desire. Executive shall receive his Per Diem Fee and expense reimbursements payable in accordance with the Company's normal payroll practices, but no less frequently than monthly. To the extent necessary in connection with the Executive's services hereunder, the Company shall make available to Executive reasonable office facilities and secretarial assistance in the Company's existing offices in Tampa, Florida.


          3.     Termination  Compensation.  Subject  to  the payment of, and in
                 -------------------------
consideration of, the bonus payment pursuant to Section 4 of this Agreement and the other Company's obligations pursuant to Section 5 of this Agreement, Executive hereby waives any rights to any other severance benefits to which he might otherwise be entitled under the Employment Agreement. Without limiting the foregoing, Executive acknowledges and agrees that he will not receive any severance or bonus payments pursuant to the terms of the Employment Agreement, other than as required to be paid pursuant to Sections 4 and 5 hereof. The Company shall pay to Executive, in accordance with its customary payroll practices, an amount equal to Executive's accrued and unpaid salary, accrued and unused vacation and other reimbursable expenses through the Effective Date pursuant to Executive's Employment Agreement in full satisfaction thereof. Except as provided in this Agreement, and except for any compensation or benefits offered to Board members, Executive shall not be entitled to any other compensation or benefits from the Company.


          4.     Plan  of  Reorganization/Sale  Bonus.  In  consideration of the
                 ------------------------------------
waiver pursuant to Section 3 hereof, the Company shall pay, and the Executive shall receive: (a) a cash lump sum payment of $625,000 on the Effective Date of this Agreement; and (b) an additional lump sum payment in cash of $625,000 within fifteen (15) days of the earlier to occur of: (i) the effective date (the "Reorganization Plan Effective Date") of a plan of reorganization for the Company under Chapter 11 of the Bankruptcy Code; or (ii) a "Triggering Transaction" (as hereinafter defined). A "Triggering Transaction" is defined as the date of the consummation of the sale, transfer or other disposition, whether in one transaction or a series of transactions, and whether or not done as an asset sale or a sale of stock of a subsidiary or merger or consolidation, of all or substantially all of the "Operating Assets of the Chemical Services Division" (as hereinafter defined) of the Company. For purposes hereof, the term "Operating Assets of the Chemical Services Division" shall mean those ongoing operating assets of the Company's Chemical Services Division, as currently defined by the Company, and expressly excludes any assets associated with "permitted sites" or other regulated operations where commercial operations have ceased or which are either closed or in the process of being closed within the next twelve (12) months.

          5.     Continuing  Covenants,  Duties  and  Obligations.
                 ------------------------------------------------

          a. Notwithstanding anything herein or in the Employment Agreement to the contrary, the rights, privileges, duties and obligations of the Company and Executive under Sections 3(e), 8 and 9 of the Employment Agreement shall continue in accordance with the terms thereof and shall survive, in accordance with their terms, any termination of the Employment Agreement or this Agreement.

          b.     In  order for Executive to perform the services as set forth in
Section 2 hereof, he will need and may request that the Company furnish him with certain records, files, drawings, documents, equipment, materials and writings received from, created for or belonging to the Company and its subsidiaries, including those which relate to or contain "Confidential Information" (as defined in Section 8 of the Employment Agreement), or any copies thereof (collectively, the "Company Work Product"). For example, Executive will retain his computer so that he may be accessible to the Company and receive his e-mail. The Company will determine when it no longer needs the assistance of the Executive pursuant to Section 2 hereof, and when the Company informs the Executive of such determination, Executive will immediately deliver such Company Work Product to the Company or destroy same. Nothing herein shall prohibit Executive from retaining all Company Work Product he received in his capacity as a member of the Board or any of its committees.

          c. Subject to and as a part of the services for which Executive will be compensated pursuant to Section 2 of this Agreement, Executive shall cooperate with and assist the Company in the investigation and prosecution of any claims against any other person or entity.

          d. Until the Reorganization Plan Effective Date, the Company shall cause the Executive to be included in the slate of persons nominated to serve as directors on the Board of the Company and the Company shall use its best efforts to have the Executive elected and re-elected to the Board and continue to serve and be elected as a Vice Chairman.

          e. As soon as reasonably practicable after the date hereof, the Company shall reimburse the Executive for all reasonable legal fees incurred by him in connection with the negotiation, preparation and execution of this Agreement and any related agreements up to a maximum reimbursement of $10,000.

          f. In keeping with the Company's obligations set forth in Section 5(a) of the Employment Agreement, for a period not to exceed eighteen (18) months from the Effective Date, and only until Executive obtains replacement coverage, the Company shall continue to provide Executive and his dependents the same coverage under the Company's group health plan as he currently has, or fully reimburse the cost of any premiums paid by Executive pursuant to his (or any of his eligible dependent's) election to have the Company provide "continuation coverage" under the Company's group health plan. In addition, the

Company will cooperate with Executive's elections in connection with Executive's accounts or balances within the Company's 401(k) plan or similar retirement or benefits plans.


          6.  Acknowledgments.  Executive hereby agrees and  acknowledges  that:
              ---------------

          (a)  he  has  received  and  carefully  read  all  of  this Agreement;

          (b) he has been provided a period of at least forty-five (45) days within which to consider the terms of this Agreement;

          (c) he has been advised by the Company to consult with an attorney of his choosing in connection with this Agreement;

          (d) he fully understands the significance of all of the terms and conditions of this Agreement, and is signing this Agreement voluntarily and of his own free will and assents to all the terms and conditions contained herein; and

          (e) he is releasing the Company from claims he might have against the Company under the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Workers Adjustment and Relocation Notification Act, the Employee Income Retirement Security Act, and the Americans With Disabilities Act, and any other claims of discrimination or retaliation in employment.


          7.     Binding  Effect;  Benefit.  This  Agreement  shall inure to the
                 -------------------------
benefit of and shall be binding upon the Company and Executive and their respective heirs, descendants, successors and assigns.

          8.     Entire  Agreement;  Amendments.  This  Agreement,  contains the
                 ------------------------------
entire agreement between the parties, and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the employment and termination of the Employment Agreement and the employment of Executive, except that Sections 3(e), 8 and 9 of the Employment Agreement will continue to survive in accordance with their respective terms. This Agreement may be amended only by an agreement in writing signed by the Executive and a duly authorized officer of the Company.

          9.     Headings.  The section headings contained in this Agreement are
                 --------
for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

          10.     Severability.  The  invalidity or unenforceability of any term
                  ------------
or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, and this Agreement shall be construed in all other respects as if the invalid or unenforceable term or provision were omitted.

          11.     Governing  Law.  This  Agreement shall be construed both as to
                  --------------
validity and performance and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

          IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date first written above to be effective as of the Effective Date.


                                      SAFETY-KLEEN  CORP.


                                      By:
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------
                                                               "COMPANY"


                                      ----------------------------------
                                      GROVER  C.  WRENN
                                                              "EXECUTIVE